UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: January 9, 2024
(Date of earliest event reported)

Ollie's Bargain Outlet Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37501	80-0848819
(Commission File Number)	(IRS Employer Identification No.)

6295 Allentown Boulevard
Suite 1
Harrisburg, Pennsylvania	17112
(Address of principal executive offices)	(Zip Code)

(717) 657-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OLLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2024, Ollie’s Holdings, Inc., a Delaware corporation (“Lead Borrower”), Ollie’s Bargain Outlet, Inc., a Pennsylvania corporation (“Ollie’s”), OBO Ventures, Inc., a Pennsylvania corporation (“OBO Ventures” and together with the Lead Borrower and Ollie’s, the “Borrowers”) and Bargain Parent, Inc., a Delaware corporation (“Parent”), each a subsidiary of Ollie’s Bargain Outlet Holdings, Inc., a Delaware corporation (the “Company”), entered into a Second Amendment (the “Amendment”) to that certain amended and restated credit agreement, dated as of May 22, 2019 (as previously amended, the “Credit Agreement”), with Manufacturers and Traders Trust Company as administrative agent (in such capacity, the “Administrative Agent”), the other agents party thereto and the lenders party thereto, pursuant to which the maturity date for any loans under the revolving credit facility was extended for a period of five (5) years from the effective date of January 9, 2024 and a zero percent (0.0%) interest rate floor was added to the option for the SOFR Loan Rate (as defined in the Amendment). The Amendment did not otherwise modify the principal amount or interest rate related to loans pursuant to the Credit Agreement, and no debt was incurred, or any proceeds received, in connection with the amendment. The Company’s cash and cash equivalents and short-term investments were approximately $413.7 million as of December 30, 2023.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description
10.1
Second Amendment, dated as of January 9, 2024, to Amended and Restated Credit Agreement, among Bargain Parent, Inc., OBO Ventures, Inc. and certain subsidiaries, as borrowers, Manufacturers and Traders Trust Company, as Administrative Agent, and certain lenders party thereto.

104	Cover Page Interactive Data File –the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

By:	/s/ Robert Helm

	Name:	Robert Helm
	Title:	Senior Vice President and Chief Financial Officer

Date: January 9, 2024

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment, dated as of January 9, 2024, to Amended and Restated Credit Agreement, among Bargain Parent, Inc., OBO Ventures, Inc. and certain subsidiaries, as borrowers, Manufacturers and Traders Trust Company, as Administrative Agent, and certain lenders party thereto.

104	Cover Page Interactive Data File –the cover page XBRL tags are embedded within the Inline XBRL document.